UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 1, 2004

RailAmerica, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20618	65-0328006

(Commission File Number)	(IRS Employer Identification No.)

5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487

(Address of Principal Executive Offices) (Zip Code)

(561) 994-6015
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

     On July 1, 2004, RailAmerica, Inc. (the “Company”) issued a press release announcing that the Australian Competition and Consumer Commission (ACCC) has approved the sale of the Company’s Freight Australia operation to Pacific National, the Australian-based rail freight logistics company. The Company continues to pursue approval from the State of Victoria. The Company originally expected the transaction to be completed in the second quarter of 2004; however, the timing of ACCC consent, as well as the pending approval process by the State of Victoria, will delay the closing into the third quarter. A copy of the press release is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c) The following exhibit is being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated July 1, 2004, issued by RailAmerica, Inc. announcing the Australian Competition and Consumer Commission (ACCC) approval of the sale of the Company’s Freight Australia operation to Pacific National

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAILAMERICA, INC.

Date: July 2, 2004	By:	/s/ Michael J. Howe

		Name:	Michael J. Howe
		Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)